Accel Entertainment Reports Quarterly Record Revenue of $352 Million in the First Quarter of 2026

Chicago, IL – May 5, 2026 – Accel Entertainment, Inc. (NYSE: ACEL), a leading locals-focused gaming operator partnering with small businesses, local communities, and state governments to provide entertaining, convenient, and safe gaming experiences nationwide, today announced financial and operating results for the first quarter ended March 31, 2026.

First Quarter and Recent Highlights:
•Revenue increased 9% to $352 million compared to Q1 '25
◦Ended Q1 '26 with 4,540 locations; an increase of 3% compared to Q1 '25
◦Ended Q1 '26 with 28,353 gaming terminals; an increase of 4% compared to Q1 '25
•Net income of $15 million for Q1 '26; flat compared to Q1 '25
•Adjusted EBITDA increased 9% to $54 million for Q1 '26 compared to Q1 '25
•Q1 '26 Adjusted EBITDA and Net income were impacted by a shift in the timing of Fairmount Park purse expense; excluding this item, Adjusted EBITDA and net income would have been $2.0 million and $1.5 million higher, respectively
•Cash and cash equivalents of $274 million and Net debt of $306 million at March 31, 2026
•Repurchased 1.1 million shares of Accel Class A-1 common stock in Q1 '26 for $12 million
•Illinois revenue, excluding Fairmount Park, increased 6% year-over-year, driven by continued hold-per-day improvement and higher performing customer mix
•Fairmount Park Casino & Racing launched table games and commenced its second racing season in April 2026
Accel CEO, Andy Rubenstein, commented, “Accel delivered another strong quarter to open 2026, delivering our highest ever Q1 adjusted EBITDA. First quarter revenue increased approximately 9% year-over-year to an all-time quarterly record of $352 million, driven by continued strength across our platform and solid hold-per-day growth in Illinois and across our developing markets.
"Our largest market, Illinois, continues to perform well, with revenue growing over 6% year-over-year, supported by strategic location optimization, new machine placements, and the ongoing rollout and customer adoption of ticket-in, ticket-out technology. With our Illinois gaming terminals now TITO-enabled, we continue to see encouraging results and expect that benefit to build through the remainder of 2026 as players become accustomed to the convenience of TITO, just as they have in other markets.
"The placement of gaming terminals in the city of Chicago remains one of the most exciting near-term opportunities in our history. The Illinois Gaming Board is actively processing applications, and we are signing up Chicago locations in anticipation of final regulatory approvals. As the market leader, we believe we are uniquely positioned to move quickly and efficiently when the market opens, leveraging our existing infrastructure, route management platform, and deep local relationships across the state.
"At Fairmount Park, we launched table games in April, expanding our entertainment offering and broadening our customer base. Our second racing season is now underway, and we continue to see steady month-over-month engagement growth at the property as awareness builds.

"Outside of Illinois, we continue to build momentum in our developing markets. Nebraska delivered outstanding results, supported by new machine placements and proprietary content. Louisiana remains a priority for disciplined bolt-on acquisitions, where sellers’ expectations have become more favorable and our pipeline remains active. We’re also very pleased with our gross margin gains across the company, as our developing and emerging markets continue to make strides and become a bigger share of Accel’s portfolio.
"Reflecting our continued confidence in our near-term prospects and the long-term value of Accel shares, we repurchased 1.1 million shares of our common stock in the first quarter for $12 million. Our balance sheet remains strong with Net debt of $306 million and net leverage of approximately 1.4 times, providing ample flexibility to fund organic growth, execute accretive tuck-in acquisitions, and return capital to shareholders.
"As we look ahead, our priorities are clear: drive steady organic growth in our core markets, scale profitability in our developing markets, execute disciplined tuck-in acquisitions, and consistently convert earnings into free cash flow. I am proud of what this team has built and excited about the opportunities ahead as we continue to grow Accel for the long term."

Condensed Consolidated Statements of Operations and Other Data

	Three Months Ended March 31,
(in thousands)	2026	2025

Total net revenues	$351,558	$323,912
Operating income	27,080	25,952
Income before income tax expense	20,039	19,606
Net income	14,663	14,613
Other Financial Data:
Adjusted EBITDA(1)	53,757	49,514

(1)Adjusted EBITDA is a non-GAAP metric. See "Non-GAAP Financial Measures" for a reconciliation to the most directly comparable GAAP metric.

Net Revenues

(in thousands)	Three Months Ended March 31,		Increase / (Decrease)
	2026	2025	Change ($)	Change (%)
Net revenues by state:
Illinois	$252,798	$233,479	$19,319	8.3%
Montana(1)	40,636	41,136	(500)	(1.2)%
Nevada	29,301	27,617	1,684	6.1%
Louisiana	10,143	9,025	1,118	12.4%
Nebraska	11,381	7,230	4,151	57.4%
Georgia	6,184	4,325	1,859	43.0%
Other	1,115	1,100	15	1.4%
Total net revenues	$351,558	$323,912	$27,646	8.5%
(1)Includes $39.4 million of net gaming revenues and $1.2 million of manufacturing revenues for the three months ended March 31, 2026. In comparison, includes $37.3 million of net gaming revenues and $3.9 million of manufacturing revenues for the three months ended March 31, 2025.

Gross Margin Percentage

	Three Months Ended March 31,
	2026	2025
Gross margin percentage:
Illinois - our regulated split percentage	32.50%	32.50%
Georgia - our regulated split percentage	43.50%	43.50%
All other state splits, revenues and fees	27.05%	26.65%
Total gross margin percentage (1)	31.09%	30.98%
(1)Gross margin percentage represents the percentage of total net revenue remaining after subtracting the cost of revenue and cost of manufacturing goods sold and is not adjusted to exclude or modify amounts recognized under GAAP.
Key Business Metrics

Locations (1)	As of March 31,		Increase / (Decrease)
	2026	2025	Change	Change (%)
Illinois	2,678	2,745	(67)	(2.4)%
Montana	627	618	9	1.5%
Nevada	450	355	95	26.8%
Louisiana	99	96	3	3.1%
Nebraska	290	267	23	8.6%
Georgia	396	310	86	27.7%
Total locations	4,540	4,391	149	3.4%

Gaming terminals (1)	As of March 31,		Increase / (Decrease)
	2026	2025	Change	Change (%)
Illinois	15,413	15,624	(211)	(1.4)%
Montana	6,675	6,526	149	2.3%
Nevada	3,348	2,623	725	27.6%
Louisiana	728	614	114	18.6%
Nebraska	1,053	949	104	11.0%
Georgia	1,136	844	292	34.6%
Total gaming terminals	28,353	27,180	1,173	4.3%

(1)Based on a combination of third-party portal data and data from our internal systems. This metric is utilized by Accel to continually monitor growth from existing locations, organic openings, acquired locations, and competitor conversions.

Location hold-per-day (2)	Three Months Ended March 31,		Increase / (Decrease)
	2026	2025	Change ($)	Change (%)
Illinois	$962	$885	$77	8.7%
Montana	639	610	29	4.8%
Nevada	713	802	(89)	(11.1)%
Louisiana	1,101	972	129	13.3%
Nebraska	412	263	149	56.7%
Georgia	165	145	20	13.8%

(2)Location hold-per-day is calculated by dividing net gaming revenue in the period by the average number of locations. We then divide the calculated amount by the number of operational days. We utilize this metric to compare market and location performance on a normalized basis. The percent change in location hold-per-day is the underlying metric used to determine the change in same-store sales.

Condensed Consolidated Statements of Cash Flows Data

	Three Months Ended March 31,		Increase / (Decrease)
(in thousands)	2026	2025	Change ($)	Change (%)
Net cash provided by operating activities	$42,743	$44,752	$(2,009)	(4.5)%
Net cash used in investing activities	(23,069)	(26,186)	3,117	11.9%
Net cash used in financing activities	(42,145)	(27,932)	(14,213)	(50.9)%

Non-GAAP Financial Information
This press release includes certain financial information not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”), including Adjusted EBITDA, Net debt, Net leverage and Free cash flow. Adjusted EBITDA, Net debt, Net leverage and Free cash flow are non-GAAP financial measures and are key metrics that Accel’s management uses to monitor ongoing core operations. Accel’s management believes these non-GAAP financial measures enhance the understanding of Accel’s underlying drivers of profitability and trends in Accel’s business and facilitate company-to-company and period-to-period comparisons because they exclude the effects of certain non-cash items or nonrecurring items that are unrelated to core operating performance. Accel’s management also believes that these non-GAAP financial measures are used by investors, analysts and other interested parties as measures of Accel’s financial performance and to evaluate Accel’s ability to fund capital expenditures, service debt obligations and meet working capital requirements. The non-GAAP financial measures presented in this press release should be viewed in addition to, and not as an alternative for, financial measures prepared in accordance with GAAP that are also presented in this press release. These measures are not substitutes for their comparable GAAP financial measures and there are limitations to using non-GAAP financial measures. For example, the non-GAAP financial measures presented in this press release may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures the same way as Accel does.
Adjusted EBITDA is defined as net income plus:
•Amortization of intangible assets and route and customer acquisition costs
•Stock-based compensation expense
•Loss from unconsolidated affiliates
•Gain on change in fair value of contingent earnout shares
•Other expenses, net which consists of (i) non-cash expenses including the remeasurement of contingent consideration liabilities, (ii) non-recurring lobbying and legal expenses related to distributed gaming expansion in current or prospective markets, (iii) other non-recurring expenses, and beginning in 2026 (iv) gain or loss on sale of fixed assets, which were previously presented in general and administrative expenses. Prior periods have not been recast to reflect this change.
•Depreciation and amortization of property and equipment
•Interest expense, net
•Emerging markets, which reflects the results, on an Adjusted EBITDA basis, for non-core jurisdictions where our operations are developing
◦Markets are no longer considered emerging when we have installed or acquired at least 500 gaming terminals in the jurisdiction, or when 24 months have elapsed from the date we first install or acquire gaming terminals in the jurisdiction, whichever occurs first.
◦Prior to June 2025, Pennsylvania was considered an emerging market.
◦As of June 2025, we no longer have any emerging markets.
•Income tax expense
Net debt is defined as debt, net of current maturities:
•plus Current maturities of debt
•less Cash and cash equivalents
Net leverage is defined as Net debt divided by trailing twelve-month Adjusted EBITDA
Free cash flow is defined as Net cash provided by operating activities:
•less Purchases of property and equipment
•plus Proceeds from sales of property and equipment

Reconciliation of Net income to Adjusted EBITDA

	Three Months Ended March 31,		Increase / (Decrease)
(in thousands)	2026	2025	Change ($)	Change (%)
Net income	$14,663	$14,613	$50	0.3%
Adjustments:
Amortization of intangible assets and route and customer acquisition costs	6,790	6,290	500	7.9%
Stock-based compensation expense	2,499	2,091	408	19.5%
Loss from unconsolidated affiliates	16	16	—	—%
Gain on change in fair value of contingent earnout shares	(1,476)	(2,355)	879	(37.3)%
Other expenses, net (1)	3,526	2,817	709	25.2%
Depreciation and amortization of property and equipment	13,862	12,301	1,561	12.7%
Interest expense, net	8,501	8,685	(184)	(2.1)%
Emerging markets	—	63	(63)	(100.0)%
Income tax expense	5,376	4,993	383	7.7%
Adjusted EBITDA (2)	$53,757	$49,514	$4,243	8.6%

(1)Loss on sale of fixed assets was $0.7 million for the three months ended March 31, 2026 and is included in Other expenses, net. Loss on sale of fixed assets was $0.1 million for the three months ended March 31, 2025 and is presented in general and administrative expenses, which is not an adjustment for EBITDA.

(2)Trailing twelve-month Adjusted EBITDA is $214.4 million for the twelve months ended March 31, 2026.

Reconciliation of Debt, net of current maturities to Net debt

	As of March 31,
(in thousands)	2026	2025
Debt, net of current maturities	$550,561	$546,425
Plus: Current maturities of debt	30,000	34,280
Less: Cash and cash equivalents	(274,095)	(271,939)
Net debt	$306,466	$308,766

Reconciliation of Net cash provided by operating activities to Free cash flow

	As of March 31,
(in thousands)	2026	2025
Net cash provided by operating activities	$42,743	$44,752
Less: Purchases of property and equipment	(22,859)	(26,755)
Plus: Proceeds from the sale of property and equipment	347	694
Free cash flow	$20,231	$18,691
Free cash flow conversion rate (Free cash flow / Adjusted EBITDA)	37.6%	37.7%
Conference Call
Accel will host a conference call and webcast at 4:30 PM ET / 3:30 PM CT today to review the results. Interested parties may join the live webcast by registering in advance at https://events.q4inc.com/attendee/153700075. Registering in advance of the call will provide listeners with a personalized link to view the webcast and an individual dial-in for the call. This registration link to the live webcast, as well as a replay following the call, will also be available on Accel’s investor relations website at ir.accelentertainment.com.
About Accel
Accel Entertainment, Inc. (NYSE: ACEL) is a growing provider of locals-focused gaming and one of the largest terminal operators in the United States, supporting over 28,000 electronic gaming terminals in over 4,500 third-party local and regional establishments and 20 self-operated gaming locations across ten states. Through exclusive long-term contracts, Accel serves licensed non-casino locations including bars, restaurants, convenience stores, truck stops, gaming cafes, and fraternal and veteran establishments.

Accel provides its local partners with a turnkey, full-service, capital-efficient gaming solution that encompasses manufacturing, content, payments, loyalty, 24/7 customer service, data analysis and reporting, and cash logistics. The Company’s racino, Fairmount Park - Casino & Racing, opened in April 2025 and features approximately 260 electronic gaming machines, food and beverage amenities, a sports book, pari-mutuel betting, and approximately 57 racing days planned for 2026.

Contact:
Joseph Jaffoni, Norberto Aja
JCIR
212-835-8500
acel@jcir.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, contained in this press release are forward-looking statements, including, but not limited to, any statements regarding our ability to continue to drive steady organic growth, capture efficiencies at scale, execute accretive tuck-in opportunities, and deliver strong cash flow, estimates of number of gaming terminals, locations, revenues, and Adjusted EBITDA, the opportunities in distributed gaming and local entertainment within the broader gaming market, including in the city of Chicago, our ability to roll out new technology to enhance player convenience and operational efficiency over time, and our expansion into casino operations and horse racing, including at Fairmount. The words “predict,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” “continue,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements represent our current reasonable beliefs, expectations and assumptions and involve inherent risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: Accel’s ability to operate in existing markets and to expand into new jurisdictions; Accel’s ability to introduce new and appealing products and services amid uncertain market demand and regulatory outcomes; Accel’s ability to maintain or improve its competitive advantages in a highly competitive industry; Accel’s dependence on with a concentrated network of key manufacturers, developers and third party providers for gaming terminals, amusement machines, and related software, content and technologies; Accel’s heavy dependency on its ability to win, maintain and renew contracts with location partners; Accel's expansion into casino operations and horse racing; decreased discretionary consumer spending due to broader macroeconomic and socio-political conditions; geographical concentration of Accel’s business, which heightens exposure to local or regional conditions; strict government regulations that are constantly evolving and may be amended, repealed, or subject to new interpretations, which may limit existing operations, have an adverse impact on Accel’s ability to grow or may expose Accel to fines or other penalties; Accel’s dependence on the security, integrity and regulatory compliance of products, services and systems offered, which, if breached or disrupted, could expose Accel to liability; Accel’s dependence on the protection of trademarks and other intellectual property; opponents’ efforts to curtail the expansion of legalized gaming; and other risks and uncertainties indicated from time to time in documents filed or to be filed with the U.S. Securities and Exchange Commission (the "SEC") including those described in the section entitled “Risk Factors” in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the "Form 10-K").

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We are under no obligation to, and expressly disclaim any obligation to, publicly update or alter any forward-looking statement, whether as a result of new information, subsequent events or otherwise, except as required by law.
Industry and Market Data
Unless otherwise indicated, information contained in this press release concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity, and market size, is based on information from various sources, on assumptions that we have made that are based on those data and other similar sources, and on our knowledge of the markets for our services. This information includes a number of assumptions and limitations, and you are cautioned not to give undue weight to such information. In addition, projections, assumptions, and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the Form 10-K, as well as Accel's other filings with the SEC. These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us.

ACCEL ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)	Three Months Ended March 31,
	2026	2025
Net revenues:
Net gaming	$331,425	$301,951
Amusement	5,825	5,908
Manufacturing	1,240	3,858
ATM fees and other	13,068	12,195
Total net revenues	351,558	323,912
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization expense shown below)	241,616	221,472
Cost of manufacturing goods sold (exclusive of depreciation and amortization expense shown below)	636	2,076
General and administrative	58,048	53,004
Depreciation and amortization of property and equipment	13,862	12,301
Amortization of intangible assets and route and customer acquisition costs	6,790	6,290
Other expenses, net	3,526	2,817
Total operating expenses	324,478	297,960
Operating income	27,080	25,952
Interest expense, net	8,501	8,685
Loss from unconsolidated affiliates	16	16
Gain on change in fair value of contingent earnout shares	(1,476)	(2,355)
Income before income tax expense	20,039	19,606
Income tax expense	5,376	4,993
Net income	$14,663	$14,613
Less: Net loss attributed to redeemable noncontrolling interests	(10)	(26)
Net income attributable to Accel Entertainment, Inc.	$14,673	$14,639

Earnings per common share:
Basic	$0.18	$0.17
Diluted	0.17	0.17
Weighted average number of common shares outstanding:
Basic	82,562	86,003
Diluted	84,094	87,223

ACCEL ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands, except par value and share amounts)	March 31,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$274,095	$296,566
Accounts receivable, net	13,593	14,198
Prepaid expenses	9,374	7,102
Inventories	8,563	8,231
Income taxes receivable	3,895	9,121
Interest rate hedging instruments	—	430
Other current assets	7,817	7,386
Total current assets	317,337	343,034
Property and equipment, net	349,241	350,304
Route and customer acquisition costs, net	31,581	31,147
Location contracts acquired, net	181,516	186,406
Goodwill	114,426	114,426
Other intangible assets, net	60,447	61,034
Interest rate hedging instruments, net of current	285	—
Other assets	16,411	17,042
Total assets	$1,071,244	$1,103,393
Liabilities, Temporary equity, and Stockholders’ equity
Current liabilities:
Current maturities of debt	$30,000	$37,583
Current portion of route and customer acquisition costs payable	2,974	2,473
Accrued location gaming expense	5,170	5,516
Accrued state gaming expense	21,890	21,065
Accounts payable and other accrued expenses	43,500	51,028
Accrued compensation and related expenses	9,994	9,946
Current portion of consideration payable	3,645	3,881
Total current liabilities	117,173	131,492
Debt, net of current maturities	550,561	569,837
Route and customer acquisition costs payable, less current portion	10,077	10,232
Consideration payable, less current portion	16,956	15,790
Contingent earnout share liability	32,201	33,676
Other long-term liabilities	8,543	9,373
Deferred income tax liability, net	59,394	59,230
Total liabilities	794,905	829,630

Temporary equity - Redeemable noncontrolling interest	4,070	4,080

Stockholders’ equity:
Preferred Stock, par value of $0.0001; 1,000,000 shares authorized; 0 shares issued and outstanding at March 31, 2026 and December 31, 2025	—	—
Class A-1 Common Stock, par value $0.0001; 250,000,000 shares authorized; 96,621,766 shares issued and 81,575,213 shares outstanding at March 31, 2026; 96,250,980 shares issued and 82,287,349 shares outstanding at December 31, 2025	8	8
Additional paid-in capital	229,256	229,028
Treasury stock, at cost	(158,014)	(145,747)
Accumulated other comprehensive income	140	188
Accumulated earnings	200,879	186,206
Total stockholders' equity	272,269	269,683
Total liabilities, temporary equity, and stockholders' equity	$1,071,244	$1,103,393